EXHIBIT 15.1

May 5, 2005

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505, 33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-102920, 333-108639, 333-109303, 333-111968, 333-114550, 333-114551 and 333-122586; and Form S-3 Nos. 333-81101 and 333-63716) of Sun Microsystems, Inc. of our reports dated November 3, 2004, February 2, 2005 and May 04, 2005 relating to the unaudited condensed consolidated interim financial statements of Sun Microsystems, Inc. that are included in its Forms 10-Q for the quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

Very truly yours,
/s/ Ernst & Young LLP